AMENDMENT

To

Transfer Agency and Service Agreement

Between

Each of the Entities, Individually and not Jointly, as Listed on Schedule A

And

DST Asset Manager Solutions, Inc.

This Amendment is entered into as of this 4th day of June, 2020, to be effective May 27, 2020, between DST Asset Manager Solutions, Inc. (the “Transfer Agent”) and each of the entities, individually and not jointly, as listed on Schedule A (collectively, the “Funds” and individually, the “Fund”). In accordance with Section 16.1 (Amendment) and Section 17 (Additional Portfolios/Funds) of the Transfer Agency and Service Agreement between the parties dated June 30, 2011, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of May 27, 2020; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “May 27, 2020 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this May 27, 2020 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this May 27, 2020 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

ON BEHALF OF EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	DST ASSET MANAGER SOLUTIONS, INC.

By: /s/ Timothy M. Bonin	By: /s/ Mark Sleightholme

Name: Timothy M. Bonin	Name: Mark Sleightholme

Title: CFO	Title: Vice President
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

BMO Funds

SCHEDULE A

Effective Date: May 27, 2020

BMO Funds

BMO Aggressive Allocation Fund

BMO Alternative Strategies Fund

BMO Balanced Allocation Fund

BMO Conservative Allocation Fund

BMO Disciplined International Equity

BMO Dividend Income Fund

BMO Global Long/Short Equity

BMO Global Low Volatility Equity Fund

BMO Government Money Market Fund

BMO Growth Allocation Fund

BMO High Yield Bond Fund

BMO Institutional Prime Money Market Fund

BMO Intermediate Tax-Free Fund

BMO Large-Cap Growth Fund

BMO Large-Cap Value Fund

BMO LGM Emerging Markets Equity Fund

BMO LGM Frontier Markets Equity Fund

BMO Low Volatility Equity Fund

BMO Mid-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Moderate Allocation Fund

BMO Prime Money Market Fund

BMO Pyrford International Stock Fund

BMO Short Tax-Free Fund

BMO Short-Term Income Fund

BMO Small-Cap Core Fund

BMO Small-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Strategic Income Fund

BMO Tax-Free Money Market Fund

BMO Core Plus Bond Fund

BMO Corporate Income Fund

BMO Ultra Short Tax-Free Fund

BMO Funds